UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2009
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road, Suite 329 Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Constant Contact, Inc. (the “Company”) is filing this Current Report on Form 8-K to report the following events, each of which is described in more detail below:
•	on December 1, 2009, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) approved the 2010 annual base salaries for the Company’s executive officers, including the Company’s named executive officers;

•	on December 1, 2009, the Compensation Committee adopted the Company’s 2010 Executive Cash Incentive Bonus Plan (the “2010 Bonus Plan”);

•	on December 1, 2009, the Compensation Committee approved the grant of performance stock options under the Company’s 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) to the Company’s executive officers, including the Company’s named executive officers; and

•	on December 2, 2009, the Board adopted Amendment No. 2 (“Amendment No. 2”) to the Company’s 2007 Employee Stock Purchase Plan, as amended (the “2007 ESPP”).
Base Salaries of Named Executive Officers
     On December 1, 2009, the Compensation Committee approved the 2010 annual base salaries for the Company’s executive officers, including the Company’s named executive officers. The following table sets forth the 2010 annual base salary for each of the Company’s named executive officers:

Name	Title	Base Salary
Gail F. Goodman	Chairman, President and Chief Executive Officer	$370,000

Ellen Brezniak	Senior Vice President, Product Strategy	$235,000

Nancie G. Freitas	Vice President and Chief Marketing Officer	$230,000

Robert P. Nault	Vice President and General Counsel	$230,000

Steven R. Wasserman(1)	Vice President and Chief Financial Officer	$250,000

(1)	As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 1, 2009 (the “Transition 8-K”), the Company and Mr. Wasserman entered into a Transition Agreement on December 1, 2009 (the “Transition Agreement”) regarding Mr. Wasserman’s resignation as the Company’s Vice President and Chief Financial Officer and continued employment with the Company for a transition period. The Transition Agreement is filed as Exhibit 99.1 to the Transition 8-K.

2010 Executive Cash Incentive Bonus Plan
     On December 1, 2009, the Compensation Committee adopted the 2010 Bonus Plan for its executive officers, including the Company’s named executive officers. Amounts payable under the 2010 Bonus Plan to the Company’s executive officers are calculated as a percentage of the applicable executive officer’s 2010 annual base salary described above. The 2010 Bonus Plan provides for pro rata quarterly cash incentive bonus payments based on quarterly corporate financial and customer satisfaction targets and an annual bonus payment based on annual individual performance goals, with 80% of the target incentive cash bonus being allocated to corporate financial and customer satisfaction targets and 20% of the target incentive cash bonus being allocated to individual performance goals. The following table sets forth the target bonus percentage under the 2010 Bonus Plan, as a percentage of 2010 annual base salary, for each of the Company’s named executive officers:

Name	Target Bonus Percentage
Gail F. Goodman	100%
Ellen Brezniak	45%
Nancie G. Freitas	50%
Robert P. Nault	40%
Steven R. Wasserman(2)	40%

(2)	See note (1) above.
Quarterly Corporate Financial and Customer Satisfaction Targets
     The quarterly corporate financial and customer satisfaction targets under the 2010 Bonus Plan are based on three corporate metrics: (i) average monthly revenue growth (“AMRG”), (ii) adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue (“Adjusted EBITDA Margin”), and (iii) customer satisfaction survey results (“Customer Satisfaction”). The quarterly AMRG and Adjusted EBITDA Margin targets are established by the Board as part of the budgeting process and approved by the Compensation Committee. As of the date of this Current Report on Form 8-K, the Compensation Committee has not yet approved the quarterly AMRG and Adjusted EBITDA Margin targets for the 2010 Bonus Plan. The Customer Satisfaction targets for the 2010 Bonus Plan have been established by the Compensation Committee.
     For the Company’s executive officers, 40% of the target incentive cash bonus is allocated to the AMRG metric, 20% of the target incentive cash bonus is allocated to the Adjusted EBITDA Margin metric, and 20% of the target incentive cash bonus is allocated to the Customer Satisfaction metric.

     Bonus payments to be made to an executive related to the AMRG metric will be based on the following levels of achievement, as a percentage of the quarterly target AMRG:

	Less												140%
Achievement	than												and
Level	85%	85%	90%	95%	100%	105%	110%	115%	120%	125%	130%	135%	Greater
Payout Percentage:	0%	60%	73%	87%	100%	113%	127%	140%	153%	167%	180%	193%	200%
Bonus payments for achievement between the levels described in the table above are made on a pro rata basis.
     No bonus payment will be made to any executive based on the quarterly Adjusted EBITDA Margin metric unless the quarterly Adjusted EBITDA Margin achieved by the Company is at least equal to one percentage point below the quarterly target Adjusted EBITDA Margin, in which event the executive will be eligible to receive 95% of the bonus allocable to the Adjusted EBITDA Margin metric. In the event that the quarterly Adjusted EBITDA Margin achieved by the Company is one percentage point or more above the quarterly target Adjusted EBITDA Margin, the executive will be eligible to receive 105% of the bonus allocable to the Adjusted EBITDA Margin metric. Bonus payments for achievement between the two Adjusted EBITDA Margin thresholds are made on a pro rata basis.
     Bonus payments to be made to any executive based on the quarterly Customer Satisfaction metric will be paid at 100% of the target payment if the quarterly Customer Satisfaction target is achieved. For achievement levels below the quarterly Customer Satisfaction target, the bonus payment will be reduced by 25% for every percentage point of under-achievement below the target up to a maximum of three percentage points below the target. No payment will be made if the quarterly achievement level is more than three percentage points below the quarterly Customer Satisfaction target. For achievement levels above the quarterly Customer Satisfaction target, the bonus payment will be increased by 25% for every percentage point above the target up to a maximum of four percentage points above the target.
Annual Individual Performance Goals
     The annual individual performance goals for each of the executive officers, other than Ms. Goodman, will be established by Ms. Goodman and are tied to the particular area of expertise of the executive and his or her performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Under the 2010 Bonus Plan, Ms. Goodman will establish the annual individual performance goals for each executive officer (other than herself) using the foregoing criteria at the beginning of the first quarter of 2010. The Compensation Committee will establish the annual individual performance goals for Ms. Goodman at the beginning of the first quarter of 2010. As of the date of this Current Report on Form 8-K, Ms. Goodman has not established the annual individual performance goals for the named executive officers (other than herself) for 2010 and the Compensation Committee has not yet established Ms. Goodman’s annual individual performance goals for 2010.
Grant of Performance Stock Options
     On December 1, 2009, the Compensation Committee approved the grant of performance stock options under the 2007 Stock Incentive Plan to the Company’s executive officers, including the Company’s named executive officers (other than Mr. Wasserman). As of December 31, 2010, each performance stock option will:

•	expire as to 100% of the shares underlying such performance stock option if the Company does not achieve 2010 revenue growth over 2009 revenue in excess of a specified “Level I” target percentage;

•	expire as to 50% of the shares underlying such performance stock option if the Company achieves 2010 revenue growth over 2009 revenue in excess of the Level I target percentage, but not in excess of a specified “Level II” target percentage; and

•	not expire as to any of the shares underlying such performance stock option if the Company achieves 2010 revenue growth over 2009 revenue in excess of the Level II target percentage.
Twenty Five Percent of the total shares subject to the unexpired portion of each performance stock option (if any) will vest as of December 31, 2010 and the remaining 75% of the shares subject to the unexpired portion of such performance stock option (if any) will vest in 12 equal quarterly installments thereafter, in each case subject to the continued employment of the executive. The following table sets forth the number of shares subject to the performance stock option granted to each of the Company’s named executive officers:

Shares Subject to
Performance Stock
Name	Option
Gail F. Goodman	60,000
Ellen Brezniak	20,000
Nancie G. Freitas	20,000
Robert P. Nault	20,000
     Each option was granted pursuant to a performance stock option agreement (the “Performance Stock Option Agreement”), is an incentive stock option, to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and has a ten-year term, except as described above, and an exercise price equal to the closing, or last sale, price of the Company’s common stock on the Nasdaq Global Market on December 1, 2009, which was $17.96. In addition, each Performance Stock Option Agreement provides that in the event of a change of control of the Company (as defined in the Performance Stock Option Agreement), the performance stock option will vest as to 50% of the then unvested shares subject to the then unexpired portion (if any) of the performance stock option. In addition, if the named executive officer’s employment is terminated within 12 months after the change of control, the performance stock option will vest as to any remaining unvested shares subject to the then unexpired portion (if any) of the performance stock option.
     The foregoing summary of the Performance Stock Option Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Performance Stock Option Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2009.

Amendment of 2007 Employee Stock Purchase Plan
     On December 2, 2009, in connection with the issuance by the Internal Revenue Service of final regulations under Section 423 of the Code, the Board adopted Amendment No. 2 to the 2007 ESPP, which amends the 2007 ESPP to provide that:
•	the maximum number of shares that can be purchased by any employee during any plan period is determined by multiplying $2,083 by the number of full months in such plan period and dividing the result by the closing price (as defined in the 2007 ESPP) of the Company’s common stock on the commencement date of such plan period;

•	the Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with the final regulations under Section 423 of the Code;

•	the Company may, in order to comply with the laws of a foreign jurisdiction, grant options to employees who are citizens or residents of such foreign jurisdiction with terms that are less favorable (but not more favorable) than the terms of options granted under the 2007 ESPP to employees who are resident in the United States;

•	employees who are citizens or residents of a foreign jurisdiction may be excluded from eligibility under the 2007 ESPP if the grant of an option under the 2007 ESPP to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the 2007 ESPP to violate the requirements of Section 423 of the Code; and

•	the Board may from time to time establish one or more sub-plans under the 2007 ESPP with respect to one or more designated subsidiaries (as defined in the 2007 ESPP), provided that such sub-plan complies with Section 423 of the Code.
     The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     On November 10, 2009, while it was permissible under the applicable securities laws for officers of the Company to purchase and sell securities of the Company, the following officer entered into a binding trading plan (the “10b5-1 Plan”):

Maximum number
of shares of
		common stock that	Time period during
		may be sold under	which sales may occur
Name	Title	the 10b5-1 Plan	under the 10b5-1 Plan

Thomas Howd	Senior Vice President, Customer Operations	108,000	2/15/2010 — 2/14/2011
Pursuant to the 10b5-1 Plan, certain shares of the Company’s common stock held by Mr. Howd will be sold on a periodic basis without further direction from him in accordance with the terms and conditions set forth in the 10b5-1 Plan, which includes minimum sale price thresholds. Under the Company’s insider trading policy, trades will not occur under the 10b5-1 Plan until at least 90 days after the execution date of the 10b5-1 Plan. The 10b5-1 Plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Transactions made pursuant to the 10b5-1 Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: December 2, 2009	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 2 to Constant Contact, Inc. 2007 Employee Stock Purchase Plan